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                                                                   EXHIBIT (11)
                         HONEYWELL INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)
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                                                                     THIRD QUARTER ENDED              NINE MONTHS ENDED
                                                                ---------------------------     ---------------------------
                                                                 OCTOBER 2,      OCTOBER 3,      OCTOBER 2,      OCTOBER 3,
                                                                    1994            1993            1994            1993
                                                                -----------     -----------     -----------     -----------
PRIMARY:
Income:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . .  $      69.4     $      80.9      $    174.0     $     209.6
                                                                -----------     -----------     -----------     -----------
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Shares:
  Weighted average of shares outstanding during the period . .  129,246,798     133,796,258     129,894,294     134,942,413
                                                                -----------     -----------     -----------     -----------
                                                                -----------     -----------     -----------     -----------
Earnings per share:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . .  $      0.54     $      0.60     $      1.34     $      1.55
                                                                -----------     -----------     -----------     -----------
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ASSUMING FULL DILUTION:
Income:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . .  $      69.4     $      80.9     $     174.0     $     209.6
                                                                -----------     -----------     -----------     -----------
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Shares:
  Weighted average of shares outstanding during the period . .  129,246,798     133,796,258     129,894,294     134,942,413
  Shares issuable in connection with stock plans
    less shares purchaseable from proceeds . . . . . . . . . .      832,642       1,257,087         835,628       1,364,258
                                                                -----------     -----------     -----------     -----------
      Total Shares . . . . . . . . . . . . . . . . . . . . . .  130,079,440     135,053,345     130,729,922     136,306,671
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Earnings per share:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . .  $      0.53     $      0.60     $      1.33     $      1.54
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